Exhibit 32.1
NUCRYST Pharmaceuticals Corp.
Certification Pursuant to 18 U.S.C. § 1350
(Section 906 of Sarbanes-Oxley Act of 2002)
In connection with the report of NUCRYST Pharmaceuticals Corp. (the “Company”) on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 18, 2009

/s/ David B, Holtz

Name:	David B. Holtz
Title:	Interim President and Chief Executive Officer
Chief Financial Officer

99